UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2020

QUANTA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56025	81-2749032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3606 W. Magnolia Blvd. Burbank, CA 91505
(Address of principal executive offices)

Registrant’s telephone number, including area code (818) 659-8052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Repricing of Outstanding Options

On May 22, 2020, Quanta, Inc. (the “Company”, “we”, “us” or “our”), entered into stock option amendments with various employees to amend certain outstanding Company stock option grants awarded to such employees between October 2019 and December 2019 (collectively, the “Stock Options”) pursuant to the Company’s 2019 Omnibus Stock Incentive Plan.

These Stock Options, which previously had an exercise price of $0.23 per share, were amended to reduce the exercise price to $0.10 per share. Except as modified by this amendment, all other terms and conditions of each of the Stock Options remain in full force and effect. Jeffrey Doiron, the Company’s President, and Kirk Westwood, the Company’s Vice-President hold portions of the Stock Options exercisable into 1,100,000 and 1,500,000 shares of the Company’s common stock, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTA, INC.

Date: May 29, 2020	/s/ Eric Rice
Eric Rice
Chief Executive Officer